FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.65 FOR 4Q 2015
Excluding merger-related charges, diluted EPS was a record $0.69 for 4Q 2015

NASHVILLE, TN, Jan. 19, 2016 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.65 for the quarter ended Dec. 31, 2015, compared to net income per diluted common share of $0.53 for the quarter ended Dec. 31, 2014, an increase of 22.6 percent. Net income per diluted common share was $2.52 for the year ended Dec. 31, 2015, compared to net income per diluted common share of $2.01 for the year ended Dec. 31, 2014, an increase of 25.4 percent.
Excluding pre-tax merger-related charges of $2.5 million and $4.8 million for the three months and year ended Dec. 31, 2015, respectively, net income per diluted common share was $0.69 for the three months ended Dec. 31, 2015, or a 30.2 percent increase over the same period last year, and $2.61 for the year ended Dec. 31, 2015, or a 29.9 percent increase over the year ended Dec. 31, 2014.
Pinnacle completed the acquisitions of CapitalMark Bank & Trust (CapitalMark) on July 31, 2015 and Magna Bank (Magna) on Sept. 1, 2015. The financial statements accompanying this press release and the financial condition and results of operations described herein reflect the impact of the acquisitions beginning on the respective acquisition dates and are subject to future refinements in the firm's purchase accounting adjustments.
 "I could not be more proud of our associates as I look back on a very successful 2015," said M. Terry Turner, Pinnacle's president and chief executive officer. "At the beginning of the year, we outlined several longer-term initiatives, including expansion into Memphis and Chattanooga, investing in fee businesses that we believe will drive shareholder value and continuing our focus on improved bottom-line results. With the acquisitions of CapitalMark and Magna, we now are in a great position to grow our brand in both Chattanooga and Memphis. Earlier in 2015, we also acquired a 30 percent interest in Bankers Healthcare Group (BHG). We believe our partnership with BHG has produced outstanding results for our firm and today we are separately announcing that we have  entered into an agreement to increase our investment in BHG. Lastly, excluding merger charges, we are reporting earnings growth of 29.9 percent in 2015. At the beginning of the year, street expectations for earnings growth for our firm approximated 15 percent for 2015, so for our associates to produce these outsized results is a tremendous accomplishment."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues (excluding securities gains and losses) for the quarter ended Dec. 31, 2015 were a record $98.1 million, an increase of $14.6 million from the third quarter of 2015. Revenues (excluding securities gains and losses) increased 51.6 percent over the same quarter last year.
•	Loans at Dec. 31, 2015 were a record $6.543 billion, an increase of $207.2 million from Sept. 30, 2015 and $1.953 billion from Dec. 31, 2014, reflecting year-over-year growth of 42.6 percent. Annualized linked-quarter fourth quarter loan growth approximated 13.1 percent when comparing balances as of Dec. 31, 2015 to balances as of Sept. 30, 2015.
•	Average balances of noninterest-bearing deposit accounts were $1.949 billion in the fourth quarter of 2015 and represented approximately 28.7 percent of total average deposit balances for the quarter. Fourth quarter 2015 average noninterest-bearing deposits increased 41.9 percent over the same quarter last year.

"We continue to believe that banking firms like ours that are capable of significant core deposit growth will be those most highly valued by investors," Turner said. "The rapid rate of organic growth in loans and core deposits across our franchise indicates not only that we operate in great banking markets, but also that our core strategies of hiring the best bankers in our markets, focusing on the commercial and affluent consumer segments and competing aggressively with the large regional banking firms continue to produce value for our shareholders. In 2015, exclusive of our acquisitions, our ongoing recruitment efforts added 36 revenue-producing associates as we continue to invest in future growth. This level of recruitment is significantly higher than that of the past few years. As we enter 2016, our recruiting pipelines give me increased optimism that our firm remains the preferred employer for the best bankers in our markets. In general, despite the incremental personnel and related expenses, the quality and success of our new hires has enabled us to drive our efficiency and noninterest expense to average asset ratios, excluding merger-related expenses, to their best levels ever."

FOCUSING ON PROFITABILITY:
•	The firm's net interest margin was 3.73 percent for the quarter ended Dec. 31, 2015, compared to 3.66 percent last quarter and 3.76 percent for the quarter ended Dec. 31, 2014.
•
Return on average assets was 1.24 percent for the fourth quarter of 2015, compared to 1.27 percent for the third quarter of 2015 and for the same quarter last year. Excluding merger-related charges, return on average assets was 1.31 percent for the fourth quarter of 2015.

•
Fourth quarter 2015 return on average tangible equity amounted to 14.97 percent, compared to 14.49 percent for the third quarter of 2015 and 13.52 percent for the same quarter last year. Excluding merger-related charges, return on average tangible equity amounted to 15.81 percent for the fourth quarter of 2015.

"Even with significant investments in new markets and new associates in 2015, we experienced improvement in substantially all of our profitability metrics after excluding merger-related charges," said Harold R. Carpenter, Pinnacle's chief financial officer. "We will continue to monitor our planned and actual performance against all of our long-term profitability targets, as we believe those targets have helped guide us to be one of the most profitable banking firms in the country. That said, even though profitability metrics are important, the consistent growth of the core earnings capacity of our franchise will remain our primary focus."

OTHER FOURTH QUARTER 2015 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended Dec. 31, 2015 increased to a record $71.5 million, compared to $62.1 million for the third quarter of 2015 and $50.3 million for the fourth quarter of 2014. Net interest income for the year ended Dec. 31, 2015 increased 22.6 percent as compared to the same period in 2014.

o	Noninterest income for the quarter ended Dec. 31, 2015 increased to a record $26.6 million, compared to $21.4 million for the third quarter of 2015 and $14.4 million for the same quarter last year. Noninterest income for the year ended Dec. 31, 2015 increased 64.5 percent as compared to the same period in 2014.
▪
Wealth management revenues, which include investment, trust and insurance services, were $5.4 million for the quarter ended Dec. 31, 2015, compared to $5.1 million for the quarter ended Sept. 30, 2015, resulting in a year-over-year growth rate of 6.2 percent.

▪
Income from the firm's investment in BHG was $7.8 million for the quarter ended Dec. 31, 2015, compared to $5.3 million for the quarter ended Sept. 30, 2015. The firm's investment in BHG contributed slightly less than $0.12 in diluted earnings per share in the fourth quarter of 2015, compared to $0.07 in each of the second and third quarters of 2015.

"Given our relatively recent transition to asset sensitivity, we were pleased to see the mid-December Fed funds rate increase," Carpenter said. "Since that date and through mid-January, approximately $2.16 billion in loans have repriced, while our funding costs have increased only modestly. We also remain pleased with our BHG investment and the results it has provided to our firm. We are announcing separately today that we have committed to increase our investment in BHG. We continue to believe future opportunities are available to both firms as a result of our partnership."

•	Noninterest expense
o	Noninterest expense for the quarter ended Dec. 31, 2015 was $52.2 million, compared to $45.1 million in the third quarter of 2015 and $34.4 million in the same quarter last year.
▪
Salaries and employee benefits were $30.9 million in the fourth quarter of 2015, compared to $27.7 million in the third quarter of 2015 and $23.0 million in the same quarter last year. Incentive costs associated with the firm's annual cash incentive plan amounted to $3.9 million in the fourth quarter of 2015, compared to $3.6 million in the third quarter of 2015.

▪
Merger-related expenses were approximately $4.8 million during the year ended Dec. 31, 2015. The firm will continue to incur additional merger-related expenses for CapitalMark and Magna in future periods primarily due to increased training costs and the conversions of technology systems.

▪
The efficiency ratio for the fourth quarter of 2015 decreased to 53.2 percent from 54.0 percent in the third quarter of 2015, and the ratio of noninterest expenses, including merger-related charges, to average assets increased to 2.42 percent from 2.38 in the third quarter of 2015. Excluding merger-related charges, ORE expense and FHLB prepayment charges, the efficiency ratio for the fourth quarter of 2015 decreased to 50.6 percent, and the ratio of noninterest expenses to average assets decreased to 2.30 percent.

▪	The firm's headcount increased to 1,058.5 FTE's at Dec. 31, 2015, including 213 FTE's from the entities acquired in 2015.

            "As we look at our quarterly expense run rates going into 2016, we do expect expense increases but don't expect our efficiency or noninterest expense to average asset ratios to increase," Carpenter said. "We are very pleased with the operating leverage that has been created over the last few years and will continue to work to improve our operating metrics. Our belief continues to be that investors will reward those franchises that can demonstrate the ability to operate a growing franchise profitably and efficiently."

•	Asset quality
o	Nonperforming assets increased to $36.3 million at Dec. 31, 2015, compared to $35.8 million at Sept. 30, 2015 and $28.6 million at Dec. 31, 2014. Nonperforming assets decreased to 0.55 percent of total loans and ORE at Dec. 31, 2015, compared to 0.57 percent at Sept. 30, 2015 and 0.62 percent at Dec. 31, 2014.
o	The allowance for loan losses represented 1.00 percent of total loans at Dec. 31, 2015, compared to 1.01 percent at Sept. 30, 2015 and 1.47 percent at Dec. 31, 2014. The ratio decrease is partially attributable to increasing total loans as a result of our two bank acquisitions. Those loans were recorded at their fair value upon acquisition date. The ratio decrease is also attributable to improvements in overall loan quality for the legacy Pinnacle portfolio. The ratio of the allowance for loan losses to nonperforming loans was 222.9 percent at Dec. 31, 2015, compared to 212.2 percent at Sept. 30, 2015 and 403.2 percent at Dec. 31, 2014.
▪
Net charge-offs were $3.8 million for the quarter ended Dec. 31, 2015, compared to $4.0 million for the third quarter of 2015 and $842,000 for the quarter ended Dec. 31, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended Dec. 31, 2015 were 0.21 percent, compared to 0.10 percent for the quarter ended Dec. 31, 2014.

▪	Provision for loan losses increased to $5.5 million in the fourth quarter of 2015 from $2.2 million in the third quarter of 2015 and $2.0 million in the fourth quarter of 2014.

BOARD OF DIRECTORS DECLARES DIVIDEND
On Jan. 19, 2016, Pinnacle's Board of Directors increased the quarterly cash dividend to $0.14 per common share to be paid on Feb. 26, 2016 to common shareholders of record as of the close of business on Feb. 5, 2016. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 20, 2016 to discuss fourth quarter 2015 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Pinnacle's focus begins in recruiting top financial professionals. The American Banker recognized Pinnacle as the third best bank to work for in the country in 2015.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to more than $8.7 billion in assets at Dec. 31, 2015. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

FORWARD-LOOKING STATEMENTS

Certain of the statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "hope," "pursue," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) failure of the closing conditions to Pinnacle Financial's additional investment in BHG to be satisfied; (ii) Pinnacle Bank's inability to issue debt financing in connection with its investment in BHG in amounts  and on terms acceptable to it; (iii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iv) continuation of the historically low short-term interest rate environment; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such subsidiaries', loan portfolio; (vi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (viii) increased competition with other financial institutions; (ix) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets; (x) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (xi) the results of regulatory examinations; (xii) the ability to retain large, uninsured deposits; (xiii) the development of any new market other than the Nashville, Knoxville, Chattanooga or Memphis MSAs; (xiv) a merger or acquisition; (xv) risks of expansion into new geographic or product markets, like the expansion into the Chattanooga and Memphis MSAs; (xvi) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xvii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial), to retain financial advisors (including those at CapitalMark Bank & Trust  and Magna Bank) or otherwise to attract customers from other financial institutions; (xviii) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xix) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xx) risks associated with litigation, including the applicability of insurance coverage; (xxi) the risk that the cost savings and any revenue synergies from the mergers with CapitalMark and Magna may not be realized or take longer than anticipated to be realized; (xxii) disruption from the CapitalMark and Magna mergers with customers, suppliers or employee relationships; (xxiii) the risk of successful integration of CapitalMark's and Magna's business with ours; (xxiv) the amount of the costs, fees, expenses and charges related to the CapitalMark and Magna mergers; (xxv) reputational risk and the reaction of Pinnacle Financial's, CapitalMark's and Magna's customers to the CapitalMark and Magna mergers; (xxvi) the risk that the integration of CapitalMark's and Magna's operations with Pinnacle Financial's will be materially delayed or will be more costly or difficult than expected; (xxvii) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxviii) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxix) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial has significant investments, and the development of additional banking products for our corporate and consumer clients; (xxx) the risks associated with our being a minority investor in Bankers Healthcare Group, LLC, including the risk that the owners of a majority of the equity interests in Bankers Healthcare Group decide to sell the company if not prohibited from doing so by the terms of our agreement with them; and (xxxi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained herein and in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2015 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015,  August 7, 2015 and November 9, 2015. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2015	September 30, 2015	December 31, 2014
ASSETS
Cash and noninterest-bearing due from banks	$75,078,807	$68,595,726	$48,741,692
Interest-bearing due from banks	219,202,464	245,289,355	134,176,054
Federal funds sold and other	26,670,062	13,153,196	4,989,764
Cash and cash equivalents	320,951,333	327,038,277	187,907,510

Securities available-for-sale, at fair value	935,064,745	972,295,754	732,054,785
Securities held-to-maturity (fair value of $31,585,303, $31,850,119, and $38,788,870
at December 31, 2015, September 30, 2015 and December 31, 2014, respectively)	31,376,840	31,698,000	38,675,527
Residential mortgage loans held-for-sale	47,930,253	47,671,890	14,038,914
Commercial loans held-for-sale	-	20,236,426	-

Loans	6,543,235,381	6,335,988,628	4,590,026,505
Less allowance for loan losses	(65,432,354)	(63,758,390)	(67,358,639)
Loans, net	6,477,803,027	6,272,230,238	4,522,667,866

Premises and equipment, net	77,923,607	81,527,013	71,576,016
Equity method investment	88,880,014	81,763,986	-
Accrued interest receivables	21,574,096	21,510,180	16,988,407
Goodwill	430,687,015	429,415,765	243,529,010
Core deposit and other intangible assets	10,540,497	11,640,802	2,893,072
Other real estate owned	5,083,218	4,772,567	11,186,414
Other assets	261,140,952	247,262,954	176,730,276
Total assets	$8,708,955,597	$8,549,063,852	$6,018,247,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,889,865,113	$1,876,910,141	$1,321,053,083
Interest-bearing	1,389,548,175	1,293,247,497	1,005,450,690
Savings and money market accounts	3,001,950,725	2,691,218,826	2,024,957,383
Time	690,049,795	739,302,052	431,143,756
Total deposits	6,971,413,808	6,600,678,516	4,782,604,912
Securities sold under agreements to repurchase	79,084,298	68,077,412	93,994,730
Federal Home Loan Bank advances	300,305,226	545,329,689	195,476,384
Subordinated debt and other borrowings	142,476,000	142,476,000	96,158,292
Accrued interest payable	2,593,209	1,703,146	631,682
Other liabilities	57,471,756	56,573,535	46,688,416
Total liabilities	7,553,344,297	7,414,838,298	5,215,554,416

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
40,906,064 shares, 40,802,904 shares, and 35,732,483 shares
issued and outstanding at December 31, 2015, September 30, 2015,
and December 31, 2014, respectively	40,906,064	40,802,904	35,732,483
Additional paid-in capital	839,617,050	835,279,986	561,431,449
Retained earnings	278,573,408	256,648,129	201,371,081
Accumulated other comprehensive (loss) income, net of taxes	(3,485,222)	1,494,535	4,158,368
Stockholders' equity	1,155,611,300	1,134,225,554	802,693,381
Total liabilities and stockholders' equity	$8,708,955,597	$8,549,063,852	$6,018,247,797

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Interest income:
Loans, including fees	$71,601,444	$61,453,541	$48,352,675	$232,847,334	$184,648,800
Securities
Taxable	4,201,602	3,953,948	3,409,318	15,060,392	14,227,172
Tax-exempt	1,482,703	1,416,954	1,472,826	5,783,443	6,167,264
Federal funds sold and other	510,776	367,671	298,391	1,478,711	1,126,726
Total interest income	77,796,525	67,192,114	53,533,210	255,169,880	206,169,962

Interest expense:
Deposits	4,599,159	3,587,048	2,441,502	13,209,425	9,953,930
Securities sold under agreements to repurchase	38,622	39,437	40,077	138,347	140,623
Federal Home Loan Bank advances and other borrowings	1,683,994	1,506,528	738,359	5,189,193	3,090,860
Total interest expense	6,321,775	5,133,013	3,219,938	18,536,965	13,185,413
Net interest income	71,474,750	62,059,101	50,313,272	236,632,915	192,984,549
Provision for loan losses	5,459,353	2,227,937	2,041,480	9,188,497	3,634,660
Net interest income after provision for loan losses	66,015,397	59,831,164	48,271,792	227,444,418	189,349,889

Noninterest income:
Service charges on deposit accounts	3,499,480	3,258,058	3,038,045	12,745,742	11,707,274
Investment services	2,786,839	2,525,980	2,737,308	9,971,313	9,382,670
Insurance sales commissions	1,102,747	1,102,859	1,045,748	4,824,007	4,612,583
Gains on mortgage loans sold, net	2,180,864	1,894,731	1,373,920	7,668,960	5,630,371
Investment gains on sales, net	(9,954)	-	-	552,063	29,221
Trust fees	1,481,818	1,437,039	1,274,159	5,461,257	4,601,036
Income from equity method investment	7,839,028	5,285,000	-	20,591,484	-
Other noninterest income	7,726,952	5,906,747	4,915,039	24,715,442	16,639,323
Total noninterest income	26,607,774	21,410,414	14,384,219	86,530,268	52,602,478

Noninterest expense:
Salaries and employee benefits	30,877,853	27,745,643	23,075,475	105,928,914	88,319,567
Equipment and occupancy	8,384,525	6,932,758	5,983,877	27,241,477	24,087,335
Other real estate, net	99,394	(686,071)	(630,066)	(305,956)	664,289
Marketing and other business development	1,465,122	1,252,270	1,208,253	4,863,307	4,127,949
Postage and supplies	1,052,427	795,403	717,323	3,228,300	2,391,838
Amortization of intangibles	916,581	602,545	236,164	1,973,953	947,678
Merger related expenses	2,489,396	2,248,569	-	4,797,018	-
Other noninterest expense	6,906,131	6,215,863	3,801,319	23,149,743	15,761,027
Total noninterest expense	52,191,429	45,106,980	34,392,345	170,876,756	136,299,683
Income before income taxes	40,431,742	36,134,598	28,263,666	143,097,930	105,652,684
Income tax expense	13,577,634	11,985,846	9,526,428	47,588,528	35,181,517
Net income	$26,854,108	$24,148,752	$18,737,238	$95,509,402	$70,471,167

Per share information:
Basic net income per common share	$0.67	$0.64	$0.54	$2.58	$2.03
Diluted net income per common share	$0.65	$0.62	$0.53	$2.52	$2.01

Weighted average shares outstanding:
Basic	40,000,102	37,828,329	34,827,999	37,015,468	34,723,335
Diluted	41,015,154	38,792,787	35,292,319	37,973,788	35,126,890

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2015	2015	2015	2015	2014	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$2,275,483	2,192,151	1,671,729	1,560,683	1,544,091	1,478,869
Consumer real estate - mortgage loans	1,046,517	1,044,276	740,641	723,907	721,158	706,801
Construction and land development loans	747,697	674,926	372,004	324,462	322,466	322,090
Commercial and industrial loans	2,228,542	2,178,535	1,819,600	1,810,818	1,784,729	1,724,086
Consumer and other	244,996	246,101	226,380	225,402	217,583	189,405
Total loans	6,543,235	6,335,989	4,830,354	4,645,272	4,590,027	4,421,251
Allowance for loan losses	(65,432)	(63,758)	(65,572)	(66,242)	(67,359)	(66,160)
Securities	966,442	1,003,994	840,136	808,294	770,730	753,028
Total assets	8,708,956	8,544,799	6,516,544	6,314,346	6,018,248	5,865,703
Noninterest-bearing deposits	1,889,865	1,876,910	1,473,086	1,424,971	1,321,053	1,357,934
Total deposits	6,971,414	6,600,679	4,993,611	4,789,309	4,782,605	4,662,331
Securities sold under agreements to repurchase	79,084	68,077	61,549	68,053	93,995	64,773
FHLB advances	300,305	545,330	445,345	455,444	195,476	215,524
Subordinated debt and other borrowings	142,476	142,476	133,908	135,533	96,158	96,783
Total stockholders' equity	1,155,611	1,134,226	841,390	824,151	802,693	781,934

Balance sheet data, quarterly averages:
Total loans	$6,457,870	5,690,246	4,736,818	4,624,952	4,436,411	4,358,473
Securities	1,002,291	925,506	836,425	788,550	760,328	767,895
Total earning assets	7,759,053	6,844,784	5,764,514	5,581,508	5,382,479	5,264,591
Total assets	8,565,341	7,514,633	6,319,712	6,102,523	5,855,421	5,752,776
Noninterest-bearing deposits	1,948,703	1,689,599	1,437,276	1,342,603	1,373,745	1,317,091
Total deposits	6,786,931	5,898,369	4,884,506	4,791,944	4,758,402	4,655,047
Securities sold under agreements to repurchase	72,854	71,329	61,355	66,505	82,970	66,429
FHLB advances	376,512	393,825	388,963	290,016	95,221	135,920
Subordinated debt and other borrowings	142,660	147,619	135,884	121,033	96,722	100,404
Total stockholders' equity	1,153,681	986,325	836,791	815,706	796,338	774,032

Statement of operations data, for the three months ended:
Interest income	$77,797	67,192	55,503	54,679	53,533	52,782
Interest expense	6,322	5,133	3,672	3,410	3,220	3,245
Net interest income	71,475	62,059	51,831	51,269	50,313	49,537
Provision for loan losses	5,459	2,228	1,186	315	2,041	851
Net interest income after provision for loan losses	66,016	59,831	50,645	50,954	48,272	48,686
Noninterest income	26,608	21,410	20,019	18,493	14,384	12,888
Noninterest expense	52,191	45,107	36,747	36,830	34,391	34,360
Income before taxes	40,433	36,134	33,917	32,617	28,264	27,215
Income tax expense	13,578	11,985	11,252	10,774	9,527	9,018
Net income	$26,855	24,149	22,665	21,843	18,737	18,197

Profitability and other ratios:
Return on avg. assets (1)	1.24%	1.27%	1.44%	1.45%	1.27%	1.25%
Return on avg. equity (1)	9.24%	9.71%	10.86%	10.86%	9.33%	9.33%
Return on avg. tangible common equity (1)	14.97%	14.49%	15.39%	15.56%	13.52%	13.69%
Dividend payout ratio (18)	18.97%	19.92%	20.78%	22.22%	16.67%	17.58%
Net interest margin (1) (2)	3.73%	3.66%	3.65%	3.78%	3.76%	3.79%
Noninterest income to total revenue (3)	27.13%	25.65%	27.86%	26.51%	22.23%	20.65%
Noninterest income to avg. assets (1)	1.23%	1.13%	1.27%	1.23%	0.97%	0.89%
Noninterest exp. to avg. assets (1)	2.42%	2.38%	2.33%	2.45%	2.33%	2.37%
Noninterest expense (excluding ORE, FHLB
prepayment charges, and merger related expense)
to avg. assets (1)	2.30%	2.30%	2.31%	2.42%	2.37%	2.34%
Efficiency ratio (4)	53.21%	54.04%	51.14%	52.79%	53.16%	55.04%
Avg. loans to average deposits	95.15%	96.47%	96.98%	96.52%	93.23%	93.63%
Securities to total assets	11.10%	11.75%	12.89%	12.80%	12.81%	12.84%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2015			December 31, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$6,457,870	$71,601	4.46%	$4,436,411	$48,353	4.34%
Securities
Taxable	818,780	4,202	2.04%	594,681	3,409	2.27%
Tax-exempt (2)	183,511	1,483	4.29%	165,647	1,473	4.71%
Federal funds sold and other	298,892	511	0.68%	185,740	298	0.75%
Total interest-earning assets	7,759,053	$77,797	4.01%	5,382,479	$53,533	4.00%
Nonearning assets
Intangible assets	441,835			246,571
Other nonearning assets	364,453			226,371
Total assets	$8,565,341			$5,855,421

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,321,587	$826	0.25%	$901,774	$380	0.17%
Savings and money market	2,809,146	2,674	0.38%	2,037,737	1,466	0.29%
Time	707,495	1,099	0.62%	445,146	596	0.53%
Total interest-bearing deposits	4,838,228	4,599	0.38%	3,384,657	2,442	0.29%
Securities sold under agreements to repurchase	72,854	39	0.21%	82,970	40	0.19%
Federal Home Loan Bank advances	376,512	400	0.42%	95,221	133	0.56%
Subordinated debt and other borrowings	142,660	1,284	3.57%	96,722	605	2.48%
Total interest-bearing liabilities	5,430,254	6,322	0.46%	3,659,570	3,220	0.35%
Noninterest-bearing deposits	1,948,703	-	-	1,373,745	-	-
Total deposits and interest-bearing liabilities	7,378,957	$6,322	0.34%	5,033,315	$3,220	0.25%
Other liabilities	32,703			25,768
Stockholders' equity	1,153,681			796,338
Total liabilities and stockholders' equity	$8,565,341			$5,855,421
Net interest income		$71,475			$50,313
Net interest spread (3)			3.55%			3.65%
Net interest margin (4)			3.73%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2015 would have been 3.67% compared to a net interest spread of 3.74% for the quarter ended December 31, 2014.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2015			December 31, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$5,394,775	$232,847	4.39%	$4,295,283	$184,649	4.31%
Securities
Taxable	721,829	15,060	2.09%	594,223	14,227	2.39%
Tax-exempt (2)	167,091	5,783	4.63%	170,617	6,167	4.83%
Federal funds sold and other	223,732	1,479	0.66%	155,585	1,127	0.86%
Total interest-earning assets	6,507,427	$255,169	3.96%	5,215,708	$206,170	4.01%
Nonearning assets
Intangible assets	315,366			246,956
Other nonearning assets	310,628			237,383
Total assets	$7,133,421			$5,700,047

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,149,772	$2,487	0.22%	$901,442	$1,566	0.17%
Savings and money market	2,298,746	7,701	0.34%	1,975,517	5,711	0.29%
Time	541,766	3,021	0.56%	477,902	2,677	0.56%
Total interest-bearing deposits	3,990,284	13,209	0.33%	3,354,861	9,954	0.30%
Securities sold under agreements to repurchase	68,037	138	0.20%	67,999	141	0.21%
Federal Home Loan Bank advances	362,668	1,175	0.32%	134,874	594	0.44%
Subordinated debt and other borrowings	136,888	4,015	2.93%	98,698	2,496	2.53%
Total interest-bearing liabilities	4,557,877	18,537	0.41%	3,656,432	13,185	0.36%
Noninterest-bearing deposits	1,606,432	-	-	1,256,420	-	-
Total deposits and interest-bearing liabilities	6,164,309	$18,537	0.30%	4,912,852	$13,185	0.27%
Other liabilities	19,905			19,971
Stockholders' equity	949,207			767,224
Total liabilities and stockholders' equity	$7,133,421			$5,700,047
Net interest income		$236,632			$192,985
Net interest spread (3)			3.55%			3.65%
Net interest margin (4)			3.72%			3.75%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended December 31, 2015 would have been 3.66% compared to a net interest spread of 3.74% for the year ended December 31, 2014.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2015	2015	2015	2015	2014	2014

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$29,359	30,049	17,550	16,915	16,705	21,652
Other real estate (ORE) and other NPAs	6,990	5,794	8,239	9,927	11,873	12,742
Total nonperforming assets	$36,349	35,843	25,789	26,842	28,578	34,393
Past due loans over 90 days and still
accruing interest	$1,768	3,798	483	1,609	322	83
Troubled debt restructurings (5)	$8,088	8,373	8,703	8,726	8,410	7,606
Net loan charge-offs	$3,785	4,041	1,856	1,432	842	1,580
Allowance for loan losses to nonaccrual loans	222.9%	212.2%	373.6%	391.6%	403.2%	305.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.31%	0.31%	0.38%	0.34%	0.40%	0.32%
Potential problem loans (6)	1.61%	1.44%	1.86%	1.97%	1.81%	1.98%
Allowance for loan losses	1.00%	1.01%	1.36%	1.43%	1.47%	1.50%
Nonperforming assets to total loans, ORE and other NPAs	0.55%	0.57%	0.53%	0.58%	0.62%	0.78%
Nonperforming assets to total assets	0.42%	0.42%	0.37%	0.40%	0.46%	0.58%
Classified asset ratio (Pinnacle Bank) (8)	18.7%	17.1%	19.0%	20.3%	18.1%	20.0%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.21%	0.20%	0.14%	0.13%	0.10%	0.11%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.4	4.5

Interest rates and yields:
Loans	4.46%	4.33%	4.27%	4.35%	4.34%	4.34%
Securities	2.45%	2.51%	2.56%	2.79%	2.81%	2.85%
Total earning assets	4.01%	3.93%	3.91%	4.02%	4.00%	4.03%
Total deposits, including non-interest bearing	0.27%	0.24%	0.21%	0.21%	0.20%	0.21%
Securities sold under agreements to repurchase	0.21%	0.22%	0.19%	0.19%	0.19%	0.23%
FHLB advances	0.42%	0.33%	0.23%	0.31%	0.56%	0.44%
Subordinated debt and other borrowings	3.57%	3.16%	2.44%	2.44%	2.48%	2.45%
Total deposits and interest-bearing liabilities	0.34%	0.31%	0.27%	0.26%	0.25%	0.26%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.3%	13.3%	12.9%	13.1%	13.3%	13.3%
Common equity Tier one capital	8.6%	8.7%	9.4%	9.4%	10.6%	10.6%
Tier one risk-based	9.6%	9.8%	10.8%	10.8%	12.1%	12.2%
Total risk-based	11.3%	11.4%	12.0%	12.0%	13.4%	13.4%
Leverage	9.4%	10.0%	10.5%	10.4%	11.3%	11.2%
Tangible common equity to tangible assets	8.6%	8.6%	9.5%	9.5%	9.6%	9.5%
Pinnacle Bank ratios:
Common equity Tier one	9.0%	9.1%	10.1%	10.0%	11.4%	11.5%
Tier one risk-based	9.0%	9.1%	10.1%	10.1%	11.4%	11.5%
Total risk-based	10.6%	10.8%	11.2%	11.3%	12.6%	12.8%
Leverage	8.8%	9.4%	9.8%	9.7%	10.6%	10.6%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2015	2015	2015	2015	2014	2014

Per share data:
Earnings – basic	$0.67	0.64	0.65	0.62	0.54	0.52
Earnings – diluted	$0.65	0.62	0.64	0.62	0.53	0.52
Common dividends per share	$0.12	0.12	0.12	0.12	0.08	0.08
Book value per common share at quarter end (9)	$28.25	27.80	23.39	22.98	22.45	21.93

Weighted avg. common shares – basic	40,000,102	37,828,324	35,128,856	35,041,203	34,827,999	34,762,206
Weighted avg. common shares – diluted	41,015,154	38,792,783	35,554,683	35,380,529	35,292,319	35,155,224
Common shares outstanding	40,906,064	40,802,904	35,977,987	35,864,667	35,732,483	35,654,541

Investor information:
Closing sales price	$51.36	49.41	54.37	44.46	39.54	36.10
High closing sales price during quarter	$56.80	55.18	54.88	45.19	39.95	39.75
Low closing sales price during quarter	$47.90	45.03	44.25	35.52	34.65	35.21

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$164,992	145,751	112,609	95,782	94,816	96,050
Gross fees (10)	$3,612	3,352	2,791	2,839	2,256	2,258
Gross fees as a percentage of loans originated	2.19%	2.30%	2.48%	2.96%	2.38%	2.35%
Net gain on mortgage loans sold	$2,181	1,895	1,652	1,941	1,374	1,353
Investment gains on sales, net (17)	$(10)	-	556	6	-	29
Brokerage account assets, at quarter-end (11)	$1,778,566	1,731,828	1,783,062	1,739,669	1,695,238	1,658,237
Trust account managed assets, at quarter-end	$862,699	839,518	924,605	889,392	764,802	720,071
Core deposits (12)	$6,332,810	4,832,719	4,608,648	4,412,635	4,381,177	4,260,627
Core deposits to total funding (12)	84.5%	82.8%	81.8%	81.0%	84.8%	84.6%
Risk-weighted assets	$7,849,814	7,425,629	5,829,846	5,591,382	5,233,329	5,049,592
Total assets per full-time equivalent employee	$8,228	7,960	8,141	8,153	7,877	7,744
Annualized revenues per full-time equivalent employee	$367.6	308.5	360.0	365.3	336.0	327.0
Annualized expenses per full-time equivalent employee	$195.6	166.7	184.1	192.9	178.6	180.0
Number of employees (full-time equivalent)	1,058.5	1,073.5	800.5	774.5	764.0	757.5
Associate retention rate (13)	92.9%	96.1%	94.7%	94.0%	93.3%	93.5%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - November 2015	910.9	908.0	906.6	890.9	886.7	884.7
Knoxville MSA nonfarm employment -November 2015	389.4	388.3	387.8	382.7	381.5	378.9
Chattanooga MSA nonfarm employment - November 2015	245.0	244.9	245.4	242.5	240.7	240.2
Memphis MSA nonfarm employment - November 2015	619.7	624.5	621.8	618.7	617.5	618.1

Nashville MSA unemployment - November 2015	4.7%	4.7%	4.6%	4.6%	5.2%	5.3%
Knoxville MSA unemployment -November 2015	5.4%	5.4%	5.4%	5.3%	6.1%	6.2%
Chattanooga MSA unemployment - November 2015	5.6%	5.7%	5.6%	5.7%	6.3%	6.5%
Memphis MSA unemployment - November 2015	6.4%	6.4%	6.5%	6.5%	7.4%	7.6%

Nashville residential median home price - December 2015	$242.9	236.9	240.0	222.4	213.5	211.4
Nashville inventory of residential homes for sale- December 2015 (16)	7.1	8.7	9.2	8.2	7.6	9.9

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2015	2015	2015	2015	2014	2014

Net interest income	$71,475	62,059	51,831	51,269	50,313	49,537

Noninterest income	26,608	21,410	20,019	18,493	14,384	12,888
Less: Investment gains on sales, net	10	-	(556)	(6)	-	(29)
Noninterest income excluding investment
gains on sales, net	26,618	21,410	19,463	18,487	14,384	12,859
Total revenues excluding the impact of investment
gains on sales, net	98,093	83,469	71,294	69,756	64,697	62,396

Noninterest expense	52,191	45,107	36,747	36,830	34,391	34,360
Less: Other real estate expense	99	(686)	(115)	395	(630)	417
FHLB prepayment charges	-	-	479	-	-	-
Merger related expenses	2,489	2,249	59	-	-	-
Noninterest expense excluding the impact of
other real estate expense, FHLB prepayment charges and
merger related expenses	49,603	43,544	36,324	36,435	35,021	33,942

Adjusted pre-tax pre-provision income (15)	$48,490	39,925	34,970	33,322	29,676	28,454

Efficiency Ratio (4)	53.2%	54.0%	51.1%	52.8%	53.2%	55.0%
Adjustment due to investment gains, ORE expense,
FHLB prepayment charges and merger related expense	-2.6%	-1.9%	-0.2%	-0.6%	1.0%	-0.6%
Efficiency Ratio (excluding investment gains, ORE expense,
FHLB prepayment charges and merger related expenses)	50.6%	52.2%	50.9%	52.2%	54.1%	54.4%

Total average assets	$8,565,341	7,514,633	6,319,712	6,102,523	5,855,421	5,752,776

Noninterest expense (excluding ORE expense, FHLB
prepayment charges and merger related expenses)
to avg. assets (1)	2.30%	2.30%	2.31%	2.42%	2.37%	2.34%

Earnings per share excluding merger related expenses
Net income	$26,854	24,149	22,665	21,843	18,737	18,197
Merger related expenses	2,489	2,249	59	-	-	-
Tax effect on merger related expenses (19)	(977)	(882)	(23)	-	-	-
Net income less merger related expenses	$28,366	25,516	22,701	21,843	18,737	18,197

Basic earnings per share	$0.67	0.64	0.65	0.62	0.54	0.52
Adjustment to basic earnings per share due to merger related expenses	0.04	0.03	-	-	-	-
Basic earnings per share excluding merger related expenses	$0.71	0.67	0.65	0.62	0.54	0.52

Diluted earnings per share excluding merger related expenses	$0.65	0.62	0.64	0.62	0.53	0.52
Adjustment to diluted earnings per share due to merger related expenses	0.04	0.04	-	-	-	-
Diluted earnings per share excluding merger related expenses	$0.69	0.66	0.64	0.62	0.53	0.52

This information is preliminary and based on company data available at the time of the presentation.

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2015	2015	2015	2015	2014	2014

Net income	$26,854	24,149	22,665	21,843	18,737	18,197
Merger related expenses	2,489	2,249	59	-	-	-
Tax effect on merger related expenses	(977)	(882)	(23)	-	-	-
Net income less merger related expenses	$28,366	25,516	22,701	21,843	18,737	18,197

Return on average assets	1.24%	1.27%	1.44%	1.45%	1.27%	1.25%
Adjustment due to merger related expenses	0.07%	0.07%	0.00%	0.00%	0.00%	0.00%
Return on average assets (excluding merger related expenses)	1.31%	1.35%	1.44%	1.45%	1.27%	1.25%

Tangible assets:
Total assets	$8,708,956	8,549,064	6,516,544	6,314,346	6,018,248	5,865,703
Less: Goodwill	(430,687)	(429,416)	(243,291)	(243,443)	(243,529)	(243,533)
Core deposit and other intangible assets	(10,540)	(11,641)	(2,438)	(2,666)	(2,893)	(3,129)
Net tangible assets	$8,267,729	8,108,007	6,270,815	6,068,237	5,771,826	5,619,041

Tangible equity:
Total stockholders' equity	$1,155,611	1,134,226	841,390	824,151	802,693	781,934
Less: Goodwill	(430,687)	(425,151)	(243,291)	(243,443)	(243,529)	(243,533)
Core deposit and other intangible assets	(10,540)	(11,641)	(2,438)	(2,666)	(2,893)	(3,129)
Net tangible common equity	$714,384	697,434	595,661	578,042	556,271	535,272

Ratio of tangible common equity to tangible assets	8.64%	8.60%	9.50%	9.53%	9.64%	9.53%

Average tangible equity:
Average stockholders' equity	$1,153,681	986,325	836,791	815,706	796,338	774,032
Less: Average goodwill	(430,574)	(317,461)	(243,383)	(243,505)	(243,531)	(243,544)
Core deposit and other intangible assets	(11,261)	(7,634)	(2,581)	(2,809)	(3,040)	(3,278)
Net average tangible common equity	$711,847	661,230	590,827	569,392	549,767	527,210

Return on average tangible common equity (1)	14.97%	14.49%	15.39%	15.56%	13.52%	13.69%
Adjustment due to merger related expenses	0.84%	0.82%	0.06%	0.00%	0.00%	0.00%
Return on average tangible common equity
(excluding merger related expenses)	15.81%	15.31%	15.44%	15.56%	13.52%	13.69%

Total average assets	$8,565,341	7,514,633	6,319,712	6,102,523	5,855,421	5,752,776

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. This average is for PNFP legacy loans only.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15. Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net as well as other real estate owned expenses and FHLB restructuring charges.
16. Represents one month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
19. Tax effect calculated using the statutory rate of 39.23% at December 31, 2015.